Exhibit 5.1

[Form of Opinion of Skadden, Arps, Slate, Meagher & Flom LLP]

________

TEL: (212) 735-3000

FAX: (212) 735-2000

www.skadden.com

[●], 2022

Mobileye Global Inc. Har Hotzvim, 13 Hartom Street P.O. Box 45157 Jerusalem 9777513, Israel

RE:	Mobileye Global Inc. Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as special United States counsel to Intel Corporation, a Delaware corporation (“Intel” or “Our Client”), in connection with the public offering by Mobileye Global Inc., a Delaware corporation (the “Company”) of [●] shares of Class A common stock, par value $0.01 per share (“Class A Common Stock”), of the Company (including up to [●] shares of Class A Common Stock subject to an over-allotment option) (the “Shares”).

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933 (the “Securities Act”).

In rendering the opinion stated herein, we have examined and relied upon the following:

(a)               the registration statement on Form S-1 (File No. 333-[●]) of the Company relating to the Shares filed with the Securities and Exchange Commission (the “Commission”) on September 30, 2022 under the Securities Act, and Pre-Effective Amendment[s] No. 1 [through No. [●]] thereto, including the information deemed to be a part of the registration statement pursuant to Rule 430A of the General Rules and Regulations under the Securities Act (the “Rules and Regulations”) (such registration statement, as so amended, being hereinafter referred to as the “Registration Statement”);

Mobileye Global Inc.

[●], 2022

(b)               the prospectus, dated [●], 2022 (the “Prospectus”), which forms a part of and is included in the Registration Statement;

(c)               the form of the Underwriting Agreement (the “Underwriting Agreement”) proposed to be entered into among the Company, Goldman Sachs & Co. LLC and Morgan Stanley & Co. LLC, as representatives of the several Underwriters named in Schedule I thereto (the “Underwriters”), relating to the sale by the Company to the Underwriters of the Shares, filed as Exhibit 1.1 to the Registration Statement;

(d)               an executed copy of a certificate of Liz Cohen-Yerushalmi, Chief Legal Officer, General Counsel and Secretary of the Company, dated the date hereof (the “Secretary’s Certificate”);

(e)               an executed copy of a certificate of Susie Giordano, Secretary of Intel, dated the date hereof (the “Intel Secretary’s Certificate”);

(f)                a copy of the Company’s Certificate of Incorporation, as amended, certified by the Secretary of State of the State of Delaware as of January 21, 2022 and certified pursuant to the Secretary’s Certificate;

(g)               the form of the Company’s Amended and Restated Certificate of Incorporation, to be in effect prior to the consummation of the offering of the Shares and filed as Exhibit 3.4 to the Registration Statement (the “Amended and Restated Certificate of Incorporation”);

(h)               a copy of the Company’s By-laws, as amended and in effect as of the date hereof and certified pursuant to the Secretary’s Certificate;

(i)                 the form of the Company’s Amended and Restated By-laws, to be in effect prior to the consummation of the offering of the Shares and filed as Exhibit 3.5 to the Registration Statement (the “Amended and Restated By-laws”); and

(j)                 a copy of certain resolutions of the Board of Directors of the Company, adopted on February 28, 2022 and September 30, 2022, and certain resolutions of the Pricing Committee thereof, adopted on [●], 2022, certified pursuant to the Secretary’s Certificate.

Mobileye Global Inc.

[●], 2022

(k)               a copy of certain resolutions of the stockholder of the Company, adopted on March 3, 2022, April 12, 2022 and September 30, 2022, and certain resolutions of the Offering Committee thereof, adopted on May 3, 2022, September 13, 2022 and [●], 2022, certified pursuant to the Intel Secretary’s Certificate;

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of Intel and the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Intel and Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions stated below, including the facts and conclusions set forth in the Secretary’s Certificate and the Intel Secretary’s Certificate and the factual representations and warranties contained in the Underwriting Agreement.

In our examination, we have assumed the genuineness of all signatures, including electronic signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photocopied copies, and the authenticity of the originals of such copies. As to any facts relevant to the opinions stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials, including the factual representations and warranties set forth in the Underwriting Agreement. In addition, we have assumed that the issuance of the Shares will not violate or conflict with any agreement or instrument binding on the Company (except that we do not make this assumption with respect to the Amended and Restated Certificate of Incorporation and the Amended and Restated By-laws).

We do not express any opinion with respect to the laws of any jurisdiction other than the General Corporation Law of the State of Delaware (the “DGCL”).

Mobileye Global Inc.

[●], 2022

Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act; (ii) the Underwriting Agreement has been duly authorized, executed and delivered by the Company and the other parties thereto; (iii) the Amended and Restated Certificate of Incorporation has been filed with the Secretary of State of the State of Delaware and has become effective and the Board of Directors of the Company, including any appropriate committee appointed thereby, has taken all necessary corporate action to adopt the Company’s Amended and Restated Bylaws and to approve the issuance and sale of the Shares and related matters, including the price per share of the Shares; (iv) the Shares are registered in the Company’s share registry and delivered upon payment of the consideration therefor determined by the Board of Directors, the Shares, when issued and sold in accordance with the provisions of the Underwriting Agreement, will be duly authorized by all requisite corporate action on the part of the Company under the DGCL and validly issued, fully paid and nonassessable, provided that the consideration therefor is not less than $0.01 per Share.

We hereby consent to the reference to our firm under the heading “Validity of Common Stock” in the Prospectus forming part of the Registration Statement. We also hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations.

Very truly yours,